UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CAPITAL BANK FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT SUPPLEMENT
2016 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement (this “Supplement”) of Capital Bank Financial Corp. corrects an error in our proxy statement dated April 29, 2016 (the “Proxy Statement”) for our annual meeting of stockholders (the “Annual Meeting”) to be held at the DoubleTree Suites by Hilton Hotel, 6300 Morrison Boulevard, Charlotte, North Carolina on June 15, 2016, at 10:00 a.m. local time.  Capitalized terms in this Supplement have the meanings given to such terms in the Proxy Statement.

The Proxy Statement inadvertently omitted from page 6 the following biographical and related information of Marc D. Oken, an incumbent director nominated by the Board of Directors for election as a director at the Annual Meeting:

Marc D. Oken Age 69 Director since 2009 Managing Partner, Falfurrias Capital Partners

Marc Oken has been a member of our Board of Directors since our founding in 2009. Mr. Oken is the Co-Founder and Managing Partner of Falfurrias Capital Partners, a private equity firm, and he currently oversees the operations of the firm. Mr. Oken is the former Chief Financial Officer of Bank of America. Also, during his tenure with Bank of America as a senior financial executive, Mr. Oken had significant involvement in all of Bank of America’s acquisition activities. In the Fleet Boston Financial Corporation acquisition, he held the additional role of Transition Executive and was responsible for integration of the companies. Prior to his career with Bank of America, Mr. Oken was a Partner with Price Waterhouse and served as a Professional Accounting Fellow at the SEC. Until its sale to NASDAQ on January 30, 2015, he served on the Board of Directors of Dorsey Wright & Associates, a registered investment adviser and private company controlled by Falfurrias Capital. He also serves on the Board of Directors of Marsh & McLennan Companies (NYSE) and Sonoco Products Company (NYSE). Mr. Oken earned a Bachelor of Science degree in Business Administration from Loyola College and obtained a Master of Business Administration degree from the University of West Florida.

Mr. Oken’s qualifications to serve on our Board of Directors include his extensive experience integrating acquisitions as well as his expertise in financial and accounting matters for complex organizations.

Dated  May 3, 2016

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 15, 2016. Our 2016 Notice of Annual Meeting and Proxy Statement, this Proxy Statement Supplement and 2015 Annual Report to stockholders are available at www.proxyvote.com and http://investor.capitalbank-us.com.